UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2007

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

500 Arsenal Street
Watertown, Massachusetts 02472
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01            Entry Into a Material Definitive Agreement.

On May 11, 2007 Acusphere, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the License Agreement by and between the Company and GE Healthcare AS (“GE”) dated as of June 1, 2006, as previously filed with the Securities and Exchange Commission with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 (the “Agreement”).  Under the Agreement, the Company was due to make a payment of $5.0 million to GE on June 1, 2007.  The Amendment provides that, in lieu of this payment, the Company shall make a series of payments due as follows: $1.5 million on June 1, 2007; six (6) consecutive quarterly installments of $916,666.66 due on the first day of the third month of each calendar quarter, commencing on June 1, 2008.  The terms of the Agreement are otherwise unchanged.  The change in the terms of the Agreement will be reflected in the Company’s financial statements to be filed with the Securities and Exchange Commission with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007.

Item 9.01            Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
10.1	Amendment to License Agreement by and between the Company and GE Healthcare AS, dated as of May 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: May 11, 2007	By:	/s/ John F. Thero
Name: John F. Thero
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to License Agreement by and between the Company and GE Healthcare AS, dated as of May 11, 2007